EXHIBIT 10-01

PAPERFREE MEDICAL SOLUTIONS, INC.
(the "Company")

CONSENT TO ACT AS DIRECTOR

I hereby consent to act as a director, President, Secretary, and Treasurer of the Company and acknowledge that I am not disqualified to become or to act as a director under Chapter 78 of the Nevada Revised Statutes.

I hereby confirm that:

1. I am not under the age of 18 years;

2. I have not been found by a court, in the United States of America or elsewhere, to be incapable of managing my own affairs;

3. I am not an undischarged bankrupt; and

4. I have not been convicted in or out of Nevada of an offence in connection with the promotion, formation or management of a corporation or unincorporated business, or of an offence involving fraud.

In addition, the undersigned hereby consents to the holding of any meeting of the directors or of a committee of the directors of the Company by means of such telephonic, electronic or other communication facility, as permit all persons participating in the subject meetings to communicate adequately with each other.

This consent shall continue in effect from year to year so long as the undersigned is re-elected to the board of directors, provided that in the event that the undersigned revokes this consent or resigns from the board of directors, this consent shall cease to have effect from the date of receipt in writing by the Company of such revocation or resignation, as the case may be, or, if the latter, the effective date of such resignation.

DIRECTORS HAVE SUBSTANTIAL DUTIES AND OBLIGATIONS AND MAY BE SUBJECT TO SIGNIFICANT LIABILITIES. THE PERSON SIGNING THIS CONSENT SHOULD OBTAIN INDEPENDENT LEGAL ADVICE.

Dated	December 18th , 2009
Print name	Ira Frohman
Address	4706 SW 13th ,
Deerfield Beach, FL 33442

Signature	/s/: Ira Frohman